EXHIBIT 99.1

VIPS, Inc.

Consolidated Financial Statements

Years ended December 31, 2002 and 2003, and for the six months ended June 30, 2003 and 2004

Report of Independent Auditors

Board of Directors and Stockholders

VIPS, Inc.

We have audited the accompanying consolidated balance sheets of VIPS, Inc. as of December 31, 2002 and 2003, and the related consolidated statements of income, stockholders’ deficit and Series A redeemable preferred stock, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of VIPS, Inc. at December 31, 2002 and 2003, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Baltimore, Maryland
July 28, 2004

VIPS, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	December 31,	December 31,	June 30,
	2002	2003	2004
			(unaudited)
Assets
Current assets:
Cash and cash equivalents	$22	$2,427	$2,876
Accounts receivable, less allowance for doubtful accounts of $111 in 2002 and 2003 and $73 in 2004	10,922	11,292	9,087
Unbilled accounts receivable	207	200	570
Cost and estimated gross profit in excess of billings on uncompleted contracts	—	175	273
Prepaid expenses	584	570	564
Deferred income taxes	825	833	1,370
Other current assets	10	8	7

Total current assets	12,570	15,505	14,747

Property and equipment, net of accumulated depreciation of $5,853 in 2002, $6,568 in 2003 and $7,144 in 2004	2,514	2,761	2,520
Capitalized software development costs, net of accumulated amortization of $18,903 in 2002, $21,661 in 2003 and $23,105 in 2004	7,298	6,552	6,622
Goodwill	—	848	858
Other intangible assets, net of accumulated amortization of $2,875 in 2002, $3,658 in 2003 and $4,162 in 2004	1,325	2,458	1,953
Deferred costs	3,138	3,074	3,065
Other assets	1,008	479	837

Total assets	$27,853	$31,677	$30,602

	December 31,	December 31,	June 30,
	2002	2003	2004
			(unaudited)
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$2,119	$3,296	$2,649
Interest payable	301	—	—
Unearned revenues	3,973	5,850	4,890
Billings in excess of cost and estimated gross profit on uncompleted contracts	992	696	44
Income taxes payable	673	525	997
Capital lease obligation	141	100	100
Current portion of senior term loan	5,000	3,750	1,250

Total current liabilities	13,199	14,217	9,930

Accrued rent	250	259	252
Unearned revenues	4,109	3,993	2,569
Capital lease obligations, less current portion	35	154	104
Deferred income taxes	1,918	1,884	2,558
Senior term loan	3,750	—	—
Subordinated note, net of discount of $986 in 2002, $679 in 2003 and $506 in 2004	9,014	9,321	9,494
Junior subordinated note, including accrued interest of $715 in 2002, $1,148 in 2003 and $1,385 in 2004	2,215	2,649	2,885

Total liabilities	34,490	32,477	27,792

Series A redeemable preferred stock, par value $.01 per share, 20,000,000 shares authorized, 16,789,417 shares issued and outstanding; aggregate liquidation preference of $27,701 in 2002, $31,178 in 2003 and $33,066 in 2004; including accrued dividends of $10,911 in 2002, $14,388 in 2003 and $16,276 in 2004	27,701	31,178	33,066

Stockholders’ deficit:
Class A common stock, par value $.001 per share, 220,000,000 shares authorized, 20,837,781 shares outstanding	21	21	21
Accumulated deficit	(34,359)	(31,999)	(30,277)

Total stockholders’ deficit	(34,338)	(31,978)	(30,256)

Total stockholders’ deficit and Series A redeemable preferred stock	(6,637)	(800)	2,810

Total liabilities, redeemable preferred stock, and stockholders’ deficit	$27,853	$31,677	$30,602

See accompanying notes.

VIPS, Inc.

Consolidated Statements of Income

(In thousands)

	Year ended December 31,		Six months ended June 30,
	2002	2003	2003	2004
			(unaudited)

Revenue:
Product and service revenue for time-based licenses	$12,431	$15,162	$7,993	$8,595
Other service revenue	36,788	42,904	19,776	24,103
Other product revenue	1,195	826	575	170

Total revenue	50,414	58,892	28,344	32,868

Expenses:
Direct operating expenses	28,440	31,057	14,823	17,292
Sales and marketing	4,774	6,704	3,405	3,367
General and administrative	8,776	9,497	4,323	5,001

Total expenses	41,990	47,258	22,551	25,660

Operating income	8,424	11,634	5,793	7,208

Other expenses:
Interest expense, net	2,694	2,550	1,281	1,211
Other, net	—	2	—	—

Income before income taxes	5,730	9,082	4,512	5,997
Income taxes	2,076	3,245	1,709	2,387

Net income	$3,654	$5,837	$2,803	$3,610

See accompanying notes.

VIPS, Inc.

Consolidated Statements of Stockholders’ Deficit and Series A Redeemable Preferred Stock

(In thousands, except share data)

								Total
								Stockholders’
	Series A					Accumulated		Deficit and
	Redeemable	Class A	Class B	Additional		Other	Total	Series A
	Preferred	Common	Common	Paid-In	Accumulated	Comprehensive	Stockholders’	Redeemable
	Stock	Stock	Stock	Capital	Deficit	Income (Loss)	Deficit	Preferred Stock
Balance at January 1, 2002	24,680	21	—	—	(34,819)	—	(34,798)	(10,118)
Repurchase of 50,000 shares of Series A redeemable preferred stock, plus accrued dividends of $20	(70)	—	—	—	—	—	—	(70)
Repurchase of 197,934 shares of Class A common stock	—	—	—	(50)	(148)	—	(198)	(198)
Exercise of options to purchase 101,334 shares of Class A common stock	—	—	—	25	—	—	25	25
Repurchase of 101,334 shares of Class A common stock	—	—	—	(25)	—	—	(25)	(25)
Accretion of Series A redeemable preferred stock to estimated redemption value	3,091	—	—	50	(3,141)	—	(3,091)	—
Other	—	—	—	—	95	—	95	95
Net income for 2002	—	—	—	—	3,654	—	3,654	3,654

Balance at December 31, 2002	27,701	21	—	—	(34,359)	—	(34,338)	(6,637)
Exercise of options to purchase 27,935 shares of Class A common stock	—	—	—	7	—	—	7	7
Repurchase of 27,935 shares of Class A common stock	—	—	—	(7)	—	—	(7)	(7)
Accretion of Series A redeemable preferred stock to estimated redemption value	3,477	—	—	—	(3,477)	—	(3,477)	—
Net income for 2003	—	—	—	—	5,837	—	5,837	5,837

Balance at December 31, 2003	$31,178	$21	$—	$—	$(31,999)	$—	$(31,978)	$(800)

See accompanying notes.

VIPS, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year ended December 31,		Six months ended June 30,
	2002	2003	2003	2004
			(unaudited)
Cash flows from operating activities
Net income	$3,654	$5,837	$2,803	$3,610
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	1,206	1,424	662	665
Amortization of capitalized software development costs and intangible assets	3,553	3,540	1,655	1,950
Other amortization	571	615	302	327
Deferred tax provision	(761)	(41)	321	137
Other	76	23	4	(2)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,769)	382	3,347	1,353
Other current and non-current assets and liabilities	137	525	288	217
Accounts payable and accrued expenses	(45)	1,123	505	(1,012)
Income taxes payable	304	(149)	(334)	472
Unearned revenue	1,511	(227)	(726)	(2,771)

Net cash provided by operating activities	8,437	13,052	8,827	4,946

Cash flows from investing activities
Purchase of property and equipment	(1,140)	(1,037)	(446)	(423)
Cash outlay for capitalized software development costs	(1,974)	(2,012)	(1,027)	(1,515)
Purchase of net assets of subsidiary	—	(1,887)	(1,625)	(9)
Acquired software rights	—	(510)	(258)	—

Net cash used in investing activities	(3,114)	(5,446)	(3,356)	(1,947)

Cash flows from financing activities
Proceeds from issuance of short-term debt	2,250	—	—	—
Principal payments on senior note	(5,000)	(5,000)	(2,500)	(2,500)
Payments on capital leases	(148)	(180)	(95)	(50)
Repurchase of Series A redeemable preferred stock	(70)	—	—	—
Repurchase of Class A common stock	(299)	(28)	(5)	—
Proceeds from exercise of stock options	25	7	1	—
Payments on short-term debt	(3,400)	—	—	—

Net cash used in financing activities	(6,642)	(5,201)	(2,599)	(2,550)

Net change in cash and cash equivalents	(1,319)	2,405	2,872	449
Cash and cash equivalents at beginning of period	1,341	22	22	2,427

Cash and cash equivalents at end of period	$22	$2,427	$2,894	$2,876

See accompanying notes.

VIPS, Inc.

Notes to Consolidated Financial Statements

(In thousands, except share data and where indicated)

1. Organization and Summary of Significant Accounting Policies

VIPS, Inc. (VIPS or “the Company”) is a health care information technology company that develops and markets claims automation, decision support, and fraud and abuse detection systems used in the processing of professional payments under various healthcare programs including the Medicare Program. The Company’s BioMedical Solutions unit develops and markets an electronic data capture (EDC) software product used to track clinical drug trials. VIPS’ customers are principally government payers, which represent a significant amount of the Company’s revenues, Blue Cross Plans, pharmaceutical companies and other commercial payers located throughout the United States.

The significant accounting policies followed by the Company are described below.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiary, which is wholly owned. Intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The Company uses estimates to determine the amount of the allowance for doubtful accounts necessary to reduce accounts receivable and unbilled receivables to their expected net realizable value. The Company estimates the amount of the required allowance by reviewing the status of significant past-due receivables and analyzing historical bad debt trends. Actual collection experience has not varied significantly from estimates, due primarily to credit policies and collection experience. Accounts receivable balances are not collateralized.

Estimates are also required in such areas as the Company’s self-insurance reserves for certain employee benefit plans and other ordinary accruals. Such estimates are based on historical trends, current experience and knowledge of relevant factors.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost and depreciated using the straight-line method based on estimated useful lives of between three and seven years. Amortization of leasehold improvements is computed over the shorter of the estimated useful lives of the assets or the term of the related lease.

Software Development Costs

Costs for the development of new software products and substantial enhancements to existing software products are expensed as research and development costs until technological feasibility has been established, at which time any additional development costs are capitalized until the product is available for general release to customers. The Company defines the establishment of technological feasibility as the completion of a working model of the software product that has been tested to be consistent with the product design specifications. The Company capitalized interest of $50 in 2002 and $39 in 2003 in connection with its software development activities.

Amortization of software development costs begins upon general release of the software. Amortization is provided on a product-by-product basis and is equal to the greater of the amount calculated using the straight-line method over four years, or the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product. Amortization expense is included in direct operating expenses.

Deferred Costs

Deferred costs consist of direct and incremental costs incurred in connection with the Company’s revenue arrangements. Included in deferred costs are incentive compensation costs, direct implementation costs and third-party product costs. These costs are capitalized when incurred and expensed proportionally and over the same period that deferred revenue is recognized as revenue.

Research and Development

Research and development costs are expensed as incurred. Research and development expenses totaled $688, and $417 in 2002 and 2003, respectively.

Goodwill

Goodwill is initially measured as the excess of the cost of an acquired business over the fair value of the identifiable net assets acquired. The Company does not amortize goodwill, but rather reviews its carrying value for impairment annually and whenever an impairment indicator is identified.

The goodwill impairment test involves a two-step approach. Under the first step, the Company determines the fair value of each reporting unit to which goodwill has been assigned. The Company currently has goodwill only in its VIPS Biomedical Services reporting unit. The Company then compares the fair value of each reporting unit to its carrying value, including goodwill. The Company estimates the fair value of each reporting unit by estimating the present value of the reporting unit’s future cash flows. If the fair value exceeds the carrying value, no impairment loss is recognized. If the carrying value exceeds the fair value, the goodwill of the reporting unit is considered potentially impaired and the second step is completed in order to measure the impairment loss. Under the second step, the Company calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets, including any unrecognized intangible assets, of the reporting unit from the fair value of the reporting unit as determined in the first step. The Company then compares the implied fair value of goodwill to the carrying value of goodwill. If the implied fair value of goodwill is less than the carrying value of goodwill, the Company recognizes an impairment loss equal to the difference.

Other Intangible Assets

Intangible assets consist principally of acquired software license rights with an estimated useful life of four or five years. These assets are amortized over their estimated useful life using the straight-line method.

Impairment of Long-Lived Assets

Long-lived assets, including other intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. If an impairment indicator is present, the Company evaluates whether impairment exists on the basis of undiscounted expected future cash flows from operations for the remaining amortization period. If impairment exists, the difference between the carrying value of the assets and their fair value is recorded as an expense.

Accrued Rent

The Company recognizes rent expense for operating leases ratably over the term of the lease agreement. Rent expense recorded in excess of amounts paid is recorded as accrued rent.

Revenue Recognition

The Company derives revenue from software licenses, maintenance (post-contract customer support) and services. Software licenses typically contain multiple elements, including the product license, maintenance, and/or other services. Revenue for software sold by the Company is recognized when persuasive evidence of an arrangement exists, delivery has occurred, and the fee is fixed or determinable and probable of collection. The Company allocates the total arrangement fee among each deliverable based on the relative fair value of each of the deliverables based on vendor-specific objective evidence. In the absence of evidence of the fair value of a delivered element, revenue is first allocated to the undelivered elements based on evidence of fair value, and the residual revenue is then allocated to the delivered elements. If evidence of the fair value of the undelivered elements is not known, revenue is deferred until such time as the only remaining undelivered elements are maintenance and upfront implementation services, upon which time revenue is recognized ratably over the term of the arrangement.

The Company also generates application service provider (ASP) revenue derived from hosting various software applications on multiple servers located in its offices. ASP hosting is an optional service offered to customers as part of an arrangement to license proprietary software, and this revenue is recognized ratably over the term of each contract.

The Company earns maintenance fees for telephone support, bug fixes and rights to upgrades on a when-and-if-available basis associated with software licenses. These fees are collected in advance and recognized ratably over the maintenance period. Unrecognized maintenance fees are included in deferred revenue.

The Company performs installation services provided on either a fixed price or time-and-materials basis. Revenue is recognized under fixed-price contracts on the percentage-of-completion basis, determined by the total expenses incurred to date as a percentage of total estimated expenses at the completion of the contract. Revenue on time-and-materials contracts is recognized based upon time incurred and billed at established rates.

Other revenues are generated as customers require special programming and consulting services that fall outside the defined scope of maintenance or standard installation services. Revenues are recognized on a fixed-price or time-and-materials basis as described above.

Revenue recognized on services in excess of amounts billed is reflected as unbilled accounts receivable. Unearned revenues represent billings in excess of revenues recognized.

Federal government contract costs, including allocated indirect expenses, are subject to audit and adjustment by the Defense Contract Audit Agency. Contract revenue under these contracts is recorded at estimated net realizable amounts.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense totaled approximately $71 and $238 in 2002 and 2003, respectively.

Income Taxes

The Company uses the liability method in accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Stock Options Granted to Employees

The Company records compensation expense for all stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25). Under APB No. 25, compensation expense is recorded over the vesting period to the extent that the fair value of the underlying stock on the date of grant exceeds the exercise or acquisition price of the stock or stock-based award. Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation (Statement 123) encourages companies to recognize expense for stock-based awards based on their estimated fair value on the date of grant. Statement 123 requires the disclosure of pro forma income and earnings per share data in the notes to the financial statements if the fair value method is not adopted.

At December 31, 2003, the Company has two stock-based employee compensation plans, which are described more fully in Note 10. All options granted under those plans had an exercise price equal to the estimated fair value of the underlying common stock on the date of grant.

The Company has determined that the pro forma stock compensation has an immaterial effect on the reported net income for the years ended December 31, 2002 and 2003 and for the six months ended June 30, 2003 and 2004.

VIPS, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, except share data and where indicated)

Interim Financial Statements

The unaudited consolidated financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments necessary to present fairly the financial position as of June 30, 2004 and the results of operations and cash flows for the six months ended June 30, 2003 and 2004.

2. Acquisition of CB Technologies, Inc.

On June 30, 2003, the Company acquired for $1,625 in cash certain assets and assumed specified liabilities of CB Technologies, Inc. (CBT) in a bankruptcy proceeding. The Company also incurred $262 of direct costs of the acquisition. The results of operations of the acquired business have been included in the Company’s results of operations beginning on July 1, 2003.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

Current assets	$617
Fixed assets and other long-term assets	636
Intangible assets subject to amortization (4.83 years weighted-average useful life)	1,360
Goodwill	848
Accrued compensation	(54)
Deferred revenue	(1,520)

$1,887

The amount allocated to goodwill is deductible over 15 years for income tax purposes.

Upon the culmination of this transaction, the Company created a new wholly owned subsidiary for this business unit called VIPS Biomedical Services, Inc. (VBMS). VBMS’s cornerstone solution is the MetaTrial® suite of clinical software tools, including electronic data capture (EDC) software. By enabling the efficient and secure collection of critical data, MetaTrial streamlines the clinical trials process for pharmaceutical, biotechnology, medical device and contract research organizations. The Company believes that the products and services provided by VBMS are complementary to its existing products and services.

VIPS, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, except share data and where indicated)

3. Supplemental Disclosure of Cash Flow Information

	Year ended December 31		Six months ended June 30
	2002	2003	2003	2004
Noncash investing and financing activities:
Increase in property and equipment attributable to capital leases	$—	$257	$76	$—
Increase in junior subordinated notes attributable to accrued interest	362	433	205	237
Increase in Series A redeemable preferred stock attributable to accrued dividends	3,071	3,477	1,673	1,888

Other cash flow information:
Net cash paid for interest	1,540	1,843	492	677
Cash paid for income taxes	2,719	3,435	1,784	1,794

4. Property and Equipment

Property and equipment consisted of the following at December 31:

	2002	2003
Furniture and fixtures	$2,475	$2,542
Computer equipment	3,940	4,783
Computer software	1,697	1,595
Leasehold improvements	255	409

	8,367	9,329
Less accumulated depreciation and amortization	(5,853)	(6,568)

Property and equipment, net	$2,514	$2,761

5. Acquired Intangible Assets

Acquired intangible assets consisted of the following at December 31, 2002:

Weighted
	Average	Gross
	Useful Life	Carrying	Accumulated	Net Carrying
	in Years	Amount	Amortization	Amount
Intangible assets subject to amortization:
Software rights	5.0	$4,200	$(2,875)	$1,325

Acquired intangible assets consisted of the following at December 31, 2003:

	Weighted
	Average	Gross
	Useful Life	Carrying	Accumulated	Net Carrying
	in Years	Amount	Amortization	Amount
Intangible assets subject to amortization:
Developed technology	5.0	$1,135	$(113)	$1,022
Contract backlog	4.0	225	(75)	150
Software rights	5.0	4,711	(3,470)	1,241

Total		6,071	(3,658)	2,413

Intangible assets not subject to amortization:
Trademark	N/A	45	—	45

Total acquired intangible assets		$6,116	$(3,658)	$2,458

Amortization expense related to acquired intangible assets for the years ended December 31, 2002 and 2003 was $530 and $782, respectively. The estimated amortization expense for the years ending December 31 is as follows:

2004	$969
2005	630
2006	334
2007	329
2008	151

$2,413

6. Uncompleted Contracts

Summarized information related to uncompleted cost-plus-fee contracts is as follows at December 31:

	2002	2003
Cost incurred on uncompleted contracts	$18,801	$36,624
Estimated earnings	1,204	2,630

	20,005	39,254
Less billings to date	20,997	39,775

	$(992)	$(521)

Included in the consolidated balance sheet as:
Cost and estimated gross profit in excess of billings	$—	$175
Billings in excess of cost and estimated gross profit	(992)	(696)

	$(992)	$(521)

VIPS, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, except share data and where indicated)

7. Debt

The following is a summary of long-term debt at December 31:

	2002	2003
Senior term loan payable to a bank due in quarterly principal payments through September 30, 2004. The loan bears interest at the bank’s prime rate or the Eurodollar rate, plus specified margins, as elected by the Company.	$8,750	$3,750
Subordinated unsecured note payable with a face value of $10,000, recorded net of discount of $986 in 2002 and $679 in 2003. The note matures October 6, 2005 and bears interest at 12% per annum, payable quarterly.	9,014	$9,321
Junior subordinated notes payable, accruing interest at 18% per annum. The notes, including all accrued interest, mature on January 5, 2005. Accrued interest was $715 in 2002 and $1,148 in 2003.	2,215	2,649

	19,979	15,720
Less current maturities included in current liabilities	(5,000)	(3,750)

	$14,979	$11,970

Future maturities of long-term debt are as follows:

2004	$3,750
2005	12,649

Total outstanding debt, before discount of subordinated note	16,399
Discount of subordinated note	(679)

Total outstanding debt, after discount of subordinated note	$15,720

8. Warrants

The Company has issued and outstanding warrants to purchase 1,857,923 shares of Class A common stock for $0.01 per share. These warrants expire in 2008.

VIPS, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, except share data and where indicated)

9. Series A Redeemable Preferred Stock

At December 31, 2002 and 2003, the Company has outstanding 16,789,417 shares of nonvoting Series A redeemable preferred stock. Cumulative dividends accrue and compound quarterly at an annual rate of $0.12 per share. The Company may, at its option, redeem the Series A redeemable preferred stock at any time for $1.00 per share, plus accrued dividends. The Series A redeemable preferred stock is mandatorily redeemable for $1.00 per share plus accrued dividends if the Company consummates an initial public offering or there is a change in the control of the Company. Holders of 1,407,975 shares of Series A redeemable preferred stock also have the right to require redemption after October 5, 2003. In the event of a liquidation, the holders of the Series A redeemable preferred stock have priority over the common stockholders and have a liquidation preference of $1.00 per share plus any accrued dividends.

10. Stock Options

The Board of Directors has authorized the grant of nonqualified options to purchase up to 3,000,000 shares of common stock. A summary of stock option activity and related information for the years ended December 31 is as follows:

	2002		2003
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Options	Price	Options	Price
Outstanding—beginning of year	2,356,840	$0.50333	2,274,468	$0.54238
Granted	123,500	1.00000	167,000	1.00000
Exercised	(101,333)	0.25261	(27,935)	0.25261
Forfeited	(104,539)	0.48346	(151,360)	1.10068

Outstanding—end of year	2,274,468	$0.54238	2,262,173	$0.54238

Exercisable at end of year	1,725,008	$0.43448	1,883,476	$0.47598

Weighted-average fair value of options granted during the year		$0.22		$0.20

Weighted-average remaining contractual life of outstanding options (years)		7.04		5.73

			Weighted-
			Average
		Weighted-	Remaining		Weighted-
		Average	Contractual		Average
		Exercise Prices	Life of		Exercise Prices
	Options	of Outstanding	Outstanding	Exercisable	of Exercisable
Exercise Prices	Outstanding	Options	Options	Options	Options
$0.25261	1,552,020	$0.25261	5.00	1,457,067	$0.25261
1.00000	476,500	1.00000	8.09	222,390	1.00000
1.50000	233,653	1.50000	6.46	204,019	1.50000

	2,262,173			1,883,476

All options granted to date are exercisable at the estimated fair value of the Company’s common stock at the date of grant, as estimated by the Board of Directors, and are subject to vesting provisions. Options granted to date vest in varying percentages through 2009.

The fair value of options was determined using the minimum value method. The minimum value method calculates the fair value of options as the excess of the estimated fair value of the underlying stock at the date of grant over the present value of both the exercise price and the expected dividend payments, each discounted at the risk-free rate, over the expected life of the option. In determining the estimated fair value of granted stock options under the minimum value method, the risk-free interest rate was assumed to be 3.5% in 2002 and 3.11% in 2003, the dividend yield was estimated to be 0%, and the expected life of granted options was assumed to be seven years.

As of December 31, 2003, the Company has reserved 4,716,975 shares of Class A common stock for future issuance of stock options and warrants.

VIPS, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, except share data and where indicated)

11. Significant Customers and Concentration of Credit Risk

Financial instruments that subject the Company to significant concentrations of credit risk consist primarily of accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

One significant customer represented 41% and 40% of revenue for the years ended December 31, 2002 and 2003, respectively. One significant customer represented 39% and 35% of revenue for the six months ended June 30, 2003 and 2004, respectively.

VIPS, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, except share data and where indicated)

The percentage of accounts receivable from significant customers was as follows:

	December 31		June 30
	2002	2003	2004
Customer A	29%	35%	43%
Customer B	16%	19%	*

* Less than 10%

12. Leases

The Company leases certain office space and equipment under noncancellable operating leases and capital leases, which expire at various dates through 2008.

As of December 31, 2003, the Company had $1,500 of outstanding letters of credit relating to office space lease commitments.

At December 31, 2002 and 2003, computer equipment includes $450 and $571 relating to capitalized lease obligations, less $284 and $326 of accumulated amortization, respectively. Amortization of leased assets is included in depreciation expense.

Interest expense incurred relating to capital lease obligations is included in interest expense. Interest expense relating to capital leases was $19 and $11 for the years ended December 31, 2002 and 2003, respectively.

Future minimum lease payments under capital leases and noncancellable operating leases as of December 31, 2003 are as follows:

	Capital	Operating
	Leases	Leases
2004	$108	$2,468
2005	83	2,535
2006	76	2,519
2007	—	2,482
2008 and thereafter	—	2,518

Total minimum lease payments	267	$12,522

Less interest	(13)

Present value of minimum lease payments	254
Less current portion	(100)

Long-term capital lease obligation	$154

Rent expense for all operating leases for the years ended December 31, 2002 and 2003 was $1,889 and $2,140, respectively.

13. Income Taxes

The provision for income taxes consists of the following:

	Year ended December 31
	2002	2003
Federal:
Current	$2,097	$3,012
Deferred	(592)	(32)

	1,505	2,980
State:
Current	739	274
Deferred	(168)	(9)

	571	265

Total	$2,076	$3,245

The Company’s deferred tax assets and liabilities consisted of the following at December 31:

	2002	2003
Deferred tax assets related to:
Reserves and accrued expenses	$63	$166
Accrued rent	161	110
Noncompete agreement	232	193
Deferred revenue	2,439	2,358
Other	—	5

Total deferred tax assets	2,895	2,832

Deferred tax liabilities related to:
Capitalized software development costs and other assets	(2,819)	(2,530)
Deductible goodwill	—	(11)
Purchased software and intangibles	(112)	(239)
Depreciation	(68)	(160)
Unbilled accounts receivable	(172)	(187)
Other	(817)	(756)

Total deferred tax liabilities	(3,988)	(3,883)

Net deferred tax liability	$(1,093)	$(1,051)

The following is a reconciliation of the federal statutory income tax rate to the Company’s effective income tax rate:

	Year ended December 31
	2002	2003
Statutory tax rate	34.0%	34.0%
State taxes, net of federal benefit	3.3	3.8
Other	(1.1)	(2.1)

Effective tax rate	36.2%	35.7%

14. Retirement Plan

The Company maintains a defined contribution retirement plan, which allows substantially all employees of the Company to contribute a percentage of their compensation and also provides for certain matching and other discretionary contributions. The Company’s matching contributions to the plan in 2002 and 2003 were $552 and $629, respectively.

VIPS, Inc.

Notes to Consolidated Financial Statements (continued)

(In thousands, except share data and where indicated)

15. Subsequent Event

On July 12, 2004, the Company entered into a definitive agreement to be acquired by WebMD Corporation. The acquisition is expected to be completed in August 2004.

16. Subsequent Event (unaudited)

On August 11, 2004 the Company and WebMD completed the previously announced acquisition, whereby WebMD acquired all outstanding equity of the Company for approximately $168 million in cash. In connection with the acquisition, all unexercised warrants and stock options were cancelled. Additionally, substantially all outstanding debt of the Company was repaid.